Exhibit 99.4

July 13, 2026

YPF Energía Eléctrica S.A.

Juana Manso 1069, 5th floor

C1107CBU, City of Buenos Aires

Argentina

Ladies and Gentlemen:

Pursuant to Rule 438 under the U.S. Securities Act of 1933, as amended, I hereby consent to the reference of my name as director of YPF Energía Eléctrica S.A. (the “Company”), effective upon the completion of the Argentine offering and international offering in the terms set forth in the Company’s registration statement on Form F-1 filed by the Company with the U.S. Securities and Exchange Commission.

Sincerely,

By:	/s/ Daniel Alejandro Lopez
Name: Daniel Alejandro Lopez